Exhibit 99.1

STRYKER REPORTS THIRD QUARTER 2019 OPERATING RESULTS
Kalamazoo, Michigan - October 29, 2019 - Stryker (NYSE:SYK) reported operating results for the third quarter of 2019:
Third Quarter Highlights

•	Reported net sales increased 10.6% to $3.6 billion

•	Organic net sales increased 8.6%

•	Reported operating income margin of 17.5%

•	Adjusted operating income margin(1) expanded 50 bps to 25.4%

•	Reported EPS decreased 20.6% to $1.23

•	Adjusted EPS(1) increased 13.0% to $1.91, at the high end of guidance range

	Third Quarter Net Sales Growth Overview
	Reported	Foreign Currency Exchange	Constant Currency	Acquisitions	Organic
Orthopaedics	7.8%	(1.0)%	8.8%	—%	8.8%
MedSurg	9.2	(0.8)	10.0	1.2	8.8
Neurotechnology and Spine	19.4	(0.8)	20.2	12.6	7.6
Total	10.6%	(0.9)%	11.5%	2.9%	8.6%
"We delivered another strong quarter of results, with organic sales growth of 8.6% and adjusted EPS growth of 13%," said Kevin A. Lobo, Chairman and Chief Executive Officer. "We expect this momentum to continue, which positions us well to deliver above the high end of our initial guidance range for both organic sales and adjusted EPS."
Sales Analysis
Consolidated net sales of $3.6 billion increased 10.6% in the quarter and 11.5% in constant currency. Organic net sales increased 8.6% in the quarter including 9.3% from increased unit volume partially offset by 0.7% from lower prices.
Orthopaedics net sales of $1.3 billion increased 7.8% in the quarter and 8.8% in constant currency. Organic net sales increased 8.8% in the quarter including 10.1% from increased unit volume partially offset by 1.3% from lower prices.
MedSurg net sales of $1.6 billion increased 9.2% in the quarter and 10.0% in constant currency. Organic net sales increased 8.8% in the quarter including 9.2% from increased unit volume partially offset by 0.4% from lower prices.
Neurotechnology and Spine net sales of $0.7 billion increased 19.4% in the quarter and 20.2% in constant currency. Organic net sales increased 7.6% in the quarter including 7.8% from increased unit volume partially offset by 0.2% from lower prices.
Earnings Analysis
Reported net earnings of $466 million decreased 21.0% in the quarter. Reported net earnings per diluted share of $1.23 decreased 20.6% in the quarter. Reported gross profit margin and reported operating income margin were 65.0% and 17.5% in the quarter. Adjusted gross profit margin(1) and adjusted operating income margin(1) were 65.7% and 25.4%, an improvement of 50 basis points in the quarter. Adjusted net earnings(1) of $725 million increased 12.8% in the quarter. Adjusted net earnings per diluted share(1) of $1.91 increased 13.0% in the quarter.
2019 Outlook
Based on our performance to date and anticipated strength in the remainder of the year, we now expect 2019 organic net sales growth to be toward the higher end of our previously guided range of 7.5% to 8.0% and expect adjusted net earnings per diluted share(2) to be in the range of $8.20 to $8.25. For the fourth quarter we expect adjusted net earnings per diluted share(2) to be in the range of $2.43 to $2.48. If foreign currency exchange rates hold near current levels, we expect net sales in the fourth quarter and full year will be negatively impacted by approximately 1.0%, and net earnings per diluted share will be negatively impacted by approximately $0.02 in the fourth quarter and $0.15 in the full year.
(1) A reconciliation of the non-GAAP financial measures: adjusted gross profit margin, adjusted operating income and adjusted operating income margin, adjusted net earnings and adjusted net earnings per diluted share, to the most directly comparable GAAP measures: gross profit margin, operating income and operating income margin, net earnings and net earnings per diluted share, and other important information accompanies this press release.
(2) We are unable to present a quantitative reconciliation of our expected net earnings per diluted share to expected adjusted net earnings per diluted share as we are unable to predict with reasonable certainty and without unreasonable effort the impact and timing of restructuring-related and other charges, acquisition-related expenses and fair value adjustments to inventory and the outcome of certain regulatory, legal and tax matters. The financial impact of these items is uncertain and is dependent on various factors, including timing, and could be material to our Consolidated Statements of Earnings.

Conference Call on Tuesday, October 29, 2019
As previously announced, Stryker will host a conference call on Tuesday, October 29, 2019 at 4:30 p.m., Eastern Time, to discuss the company's operating results for the quarter ended September 30, 2019 and provide an operational update.
To participate in the conference call dial (877) 702-4565 (domestic) or (647) 689-5532 (international) and be prepared to provide conference ID number 6039299 to the operator.
A simultaneous webcast of the call will be accessible via the company's website at www.stryker.com. The call will be archived on the Investor Relations page of this site.
A recording of the call will also be available from 8:00 p.m., Eastern Time, on Tuesday, October 29, 2019, until 11:59 p.m., Eastern Time, on Tuesday, November 5, 2019. To hear this recording, you may dial (800) 585-8367 (domestic) or (416) 621-4642 (international) and enter conference ID number 6039299.
Caution Concerning Forward-Looking Statements
This press release contains information that includes or is based on forward-looking statements within the meaning of the federal securities laws that are subject to various risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in such statements. Such factors include, but are not limited to: weakening of economic conditions that could adversely affect the level of demand for our products; pricing pressures generally, including cost-containment measures that could adversely affect the price of or demand for our products; changes in foreign exchange markets; legislative and regulatory actions; unanticipated issues arising in connection with clinical studies and otherwise that affect U.S. Food and Drug Administration approval of new products; potential supply disruptions; changes in reimbursement levels from third-party payors; a significant increase in product liability claims; the ultimate total cost with respect to recall-related matters; the impact of investigative and legal proceedings and compliance risks; resolution of tax audits; the impact of the federal legislation to reform the United States healthcare system; costs to comply with medical device regulations; changes in financial markets; changes in the competitive environment; our ability to integrate acquisitions; and our ability to realize anticipated cost savings. Additional information concerning these and other factors is contained in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.
Stryker is one of the world's leading medical technology companies and, together with its customers, is driven to make healthcare better. The company offers innovative products and services in Orthopaedics, Medical and Surgical, and Neurotechnology and Spine that help improve patient and hospital outcomes. More information is available at www.stryker.com.
For investor inquiries please contact:
Katherine Owen, Vice President, Strategy & Investor Relations at 269-385-2600 or katherine.owen@stryker.com
For media inquiries please contact:
Yin Becker, Vice President, Communications, Public Affairs and Corporate Marketing at 269-385-2600 or yin.becker@stryker.com

STRYKER CORPORATION
For the Three and Nine Months September 30
(Unaudited - Millions of Dollars, Except Per Share Amounts)
CONSOLIDATED STATEMENTS OF EARNINGS

	Three Months			Nine Months
	2019	2018	% Change	2019	2018	% Change
Net sales	$3,587	$3,242	10.6%	$10,753	$9,805	9.7%
Cost of sales	1,257	1,087	15.6	3,760	3,323	13.2
Gross profit	$2,330	$2,155	8.1%	$6,993	$6,482	7.9%
% of sales	65.0%	66.5%		65.0%	66.1%
Research, development and engineering expenses	246	221	11.3	717	641	11.9
Selling, general and administrative expenses	1,291	1,242	3.9	3,976	3,668	8.4
Recall charges	49	4	nm	179	10	nm
Amortization of intangible assets	116	112	3.6	352	324	8.6
Total operating expenses	$1,702	$1,579	7.8%	$5,224	$4,643	12.5%
Operating income	$628	$576	9.0%	$1,769	$1,839	(3.8)%
% of sales	17.5%	17.8%		16.5%	18.8%
Other income (expense), net	(47)	(42)	11.9	(143)	(140)	2.1
Earnings before income taxes	$581	$534	8.8%	$1,626	$1,699	(4.3)%
Income taxes	115	(56)	nm	268	214	25.2
Net earnings	$466	$590	(21.0)%	$1,358	$1,485	(8.6)%
Net earnings per share of common stock:
Basic	$1.24	$1.58	(21.5)%	$3.63	$3.97	(8.6)%
Diluted	$1.23	$1.55	(20.6)%	$3.58	$3.90	(8.2)%
Weighted-average shares outstanding (in millions):
Basic	374.2	374.1		373.8	374.0
Diluted	380.3	380.2		379.8	380.4

CONDENSED CONSOLIDATED BALANCE SHEETS
	September 30	December 31
	2019	2018
Assets
Cash and cash equivalents	$1,948	$3,616
Marketable securities	88	83
Accounts receivable, net	2,438	2,332
Inventories	3,269	2,955
Prepaid expenses and other current assets	823	747
Total current assets	$8,566	$9,733
Property, plant and equipment, net	2,460	2,291
Goodwill and other intangibles, net	12,760	12,726
Noncurrent deferred income tax assets	1,586	1,678
Other noncurrent assets	1,287	801
Total assets	$26,659	$27,229
Liabilities and shareholders' equity
Current liabilities	$3,921	$4,807
Long-term debt, excluding current maturities	7,889	8,486
Income taxes	1,095	1,228
Other noncurrent liabilities	1,439	978
Shareholders' equity	12,315	11,730
Total liabilities and shareholders' equity	$26,659	$27,229

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
	Nine Months
	2019	2018
Operating activities
Net earnings	$1,358	$1,485
Depreciation	231	223
Amortization of intangible assets	352	324
Changes in operating assets and liabilities and other, net	(485)	(468)
Net cash provided by operating activities	$1,456	$1,564
Investing activities
Acquisitions, net of cash acquired	$(281)	$(770)
Change in marketable securities, net	(5)	(41)
Purchases of property, plant and equipment	(450)	(418)
Net cash used in investing activities	$(736)	$(1,229)
Financing activities
(Payments) borrowings of debt, net	$(1,348)	$(13)
Dividends paid	(585)	(528)
Repurchases of common stock	(307)	(300)
Other financing, net	(120)	(110)
Net cash (used in) provided by financing activities	$(2,360)	$(951)
Effect of exchange rate changes on cash and cash equivalents	(28)	(8)
Change in cash and cash equivalents	$(1,668)	$(624)

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STRYKER CORPORATION
For the Three and Nine Months September 30
(Unaudited - Millions of Dollars)

SALES GROWTH ANALYSIS
	Three Months				Nine Months
			Percentage Change				Percentage Change
	2019	2018	As Reported	Constant Currency	2019	2018	As Reported	Constant Currency
Geographic:
United States	$2,644	$2,381	11.1%	11.1%	$7,918	$7,080	11.8%	11.8%
International	943	861	9.5	12.9	2,835	2,725	4.0	9.6
Total	$3,587	$3,242	10.6%	11.5%	$10,753	$9,805	9.7%	11.2%
Segment:
Orthopaedics	$1,262	$1,171	7.8%	8.8%	$3,785	$3,615	4.7%	6.5%
MedSurg	1,576	1,443	9.2	10.0	4,737	4,325	9.5	10.8
Neurotechnology and Spine	749	628	19.4	20.2	2,231	1,865	19.6	21.4
Total	$3,587	$3,242	10.6%	11.5%	$10,753	$9,805	9.7%	11.2%

SUPPLEMENTAL SALES GROWTH ANALYSIS
	Three Months
					United States	International
			Percentage Change
	2019	2018	As Reported	Constant Currency	As Reported	As Reported	Constant Currency
Orthopaedics:
Knees	$426	$395	7.8%	8.8%	8.9%	4.6%	8.4%
Hips	332	316	5.2	6.4	7.0	2.3	5.6
Trauma and Extremities	407	376	8.0	9.1	8.3	7.6	10.7
Other	97	84	15.8	16.3	20.3	(2.2)	—
	$1,262	$1,171	7.8%	8.8%	9.2%	4.7%	8.0%
MedSurg:
Instruments	$476	$442	7.7%	8.5%	5.8%	15.6%	19.4%
Endoscopy	474	443	6.8	7.6	8.6	0.1	4.0
Medical	554	492	12.6	13.5	12.5	13.3	17.3
Sustainability	72	66	9.7	9.7	9.2	nm	nm
	$1,576	$1,443	9.2%	10.0%	9.1%	9.6%	13.5%
Neurotechnology and Spine:
Neurotechnology	$488	$435	12.2%	13.1%	10.7%	15.1%	17.6%
Spine	261	193	35.3	36.2	38.2	27.6	30.8
	$749	$628	19.4%	20.2%	19.9%	18.3%	21.0%
Total	$3,587	$3,242	10.6%	11.5%	11.1%	9.5%	12.9%

SUPPLEMENTAL SALES GROWTH ANALYSIS
	Nine Months
					United States	International
			Percentage Change
	2019	2018	As Reported	Constant Currency	As Reported	As Reported	Constant Currency
Orthopaedics:
Knees	$1,305	$1,236	5.6%	7.2%	7.3%	0.9%	6.7%
Hips	1,011	983	2.9	4.9	5.4	(1.3)	3.9
Trauma and Extremities	1,197	1,152	3.9	5.7	5.4	1.3	6.4
Other	272	244	11.7	12.8	12.7	7.5	13.0
	$3,785	$3,615	4.7%	6.5%	6.7%	0.6%	6.0%
MedSurg:
Instruments	$1,474	$1,292	14.2%	15.5%	16.0%	7.5%	13.7%
Endoscopy	1,424	1,335	6.6	8.0	8.2	0.7	7.4
Medical	1,627	1,508	7.9	9.2	11.2	(3.2)	2.5
Sustainability	212	190	11.7	11.8	11.2	nm	nm
	$4,737	$4,325	9.5%	10.8%	11.7%	1.4%	7.6%
Neurotechnology and Spine:
Neurotechnology	$1,436	$1,282	12.0%	13.8%	12.6%	11.0%	16.0%
Spine	795	583	36.4	38.0	41.0	24.1	30.0
	$2,231	$1,865	19.6%	21.4%	22.2%	14.4%	19.6%
Total	$10,753	$9,805	9.7%	11.2%	11.8%	4.0%	9.6%

SUPPLEMENTAL INFORMATION - RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
We supplement the reporting of our financial information determined under accounting principles generally accepted in the United States (GAAP) with certain non-GAAP financial measures, including: percentage sales growth; percentage sales growth in constant currency; percentage organic sales growth; adjusted gross profit; adjusted selling, general and administrative expenses; adjusted research, development and engineering expenses; adjusted operating income; adjusted effective income tax rate; adjusted net earnings; and adjusted net earnings per diluted share (Diluted EPS). We believe that these non-GAAP financial measures provide meaningful information to assist investors and shareholders in understanding our financial results and assessing our prospects for future performance. Management believes percentage sales growth in constant currency and the other adjusted measures described above are important indicators of our operations because they exclude items that may not be indicative of or are unrelated to our core operating results and provide a baseline for analyzing trends in our underlying businesses. Management uses these non-GAAP financial measures for reviewing the operating results of reportable business segments and analyzing potential future business trends in connection with our budget process and bases certain management incentive compensation on these non-GAAP financial measures.
To measure percentage sales growth in constant currency, we remove the impact of changes in foreign currency exchange rates that affect the comparability and trend of sales. Percentage sales growth in constant currency is calculated by translating current and prior year results at the same foreign currency exchange rate. To measure percentage organic sales growth, we remove the impact of changes in foreign currency exchange rates and acquisitions, which affect the comparability and trend of sales. Percentage organic sales growth is calculated by translating current year results at prior year average foreign currency exchange rates excluding the impact of acquisitions. To measure earnings performance on a consistent and comparable basis, we exclude certain items that affect the comparability of operating results and the trend of earnings.
Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names. These adjusted financial measures should not be considered in isolation or as a substitute for reported sales growth, gross profit, selling, general and administrative expenses, research, development and engineering expenses, operating income, effective income tax rate, net earnings and net earnings per diluted share, the most directly comparable GAAP financial measures. These non-GAAP financial measures are an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the reconciliations to corresponding GAAP financial measures below, provide a more complete understanding of our business. We strongly encourage investors and shareholders to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.
The following reconciles the non-GAAP financial measures discussed above with the most directly comparable GAAP financial measures. The weighted-average diluted shares outstanding used in the calculation of non-GAAP earnings per share are the same as those used in the calculation of reported earnings per share for the respective period.

STRYKER CORPORATION
For the Three and Nine Months September 30
(Unaudited - Millions of Dollars, Except Per Share Amounts)
Reconciliation of Non-GAAP Financial Measures to the Most Directly Comparable GAAP Financial Measures
Three Months 2019	Gross Profit	Selling, General & Administrative Expenses	Research, Development & Engineering Expenses	Operating Income	Net Earnings	Effective Tax Rate	Diluted EPS
Reported	$2,330	$1,291	$246	$628	$466	19.8%	$1.23
Reported percent net sales	65.0%	36.0%	6.9%	17.5%	13.0%
Acquisition and integration-related charges (a)
Inventory stepped-up to fair value	17	—	—	17	13	0.2	0.03
Other acquisition and integration-related	—	(15)	—	15	8	0.6	0.02
Amortization of purchased intangible assets	—	—	—	116	105	(1.5)	0.28
Restructuring-related and other charges (b)	10	(37)	—	48	40	0.1	0.11
Medical device regulations (c)	—	—	(15)	15	13	—	0.03
Recall-related matters (d)	—	—	—	49	28	2.2	0.07
Regulatory and legal matters (e)	—	(25)	—	25	14	1.2	0.04
Tax matters (f)	—	—	—	—	38	(6.5)	0.10
Adjusted	$2,357	$1,214	$231	$913	$725	16.1%	$1.91
Adjusted percent net sales	65.7%	33.8%	6.5%	25.4%	20.2%

Three Months 2018	Gross Profit	Selling, General & Administrative Expenses	Research, Development & Engineering Expenses	Operating Income	Net Earnings	Effective Tax Rate	Diluted EPS
Reported	$2,155	$1,242	$221	$576	$590	(10.5)%	$1.55
Reported percent net sales	66.5%	38.3%	6.8%	17.8%	18.2%
Acquisition and integration-related charges (a)
Inventory stepped-up to fair value	(11)	—	—	(11)	(11)	0.3	(0.03)
Other acquisition and integration-related	—	(19)	—	19	17	—	0.05
Amortization of purchased intangible assets	—	—	—	112	92	0.5	0.24
Restructuring-related and other charges (b)	4	(35)	—	39	31	0.4	0.08
Medical device regulations (c)	—	—	(2)	2	2	—	—
Recall-related matters (d)	—	—	—	4	2	0.1	0.01
Regulatory and legal matters (e)	—	(66)	—	66	50	1.0	0.13
Tax matters (f)	—	—	—	—	(130)	24.3	(0.34)
Adjusted	$2,148	$1,122	$219	$807	$643	16.1%	$1.69
Adjusted percent net sales	66.2%	34.6%	6.7%	24.9%	19.8%

Nine Months 2019	Gross Profit	Selling, General & Administrative Expenses	Research, Development & Engineering Expenses	Operating Income	Net Earnings	Effective Tax Rate	Diluted EPS
Reported	$6,993	$3,976	$717	$1,769	$1,358	16.5%	$3.58
Reported percent net sales	65.0%	37.0%	6.7%	16.5%	12.6%
Acquisition and integration-related charges (a)
Inventory stepped-up to fair value	55	—	—	55	42	0.3	0.11
Other acquisition and integration-related	—	(168)	—	168	126	1.0	0.33
Amortization of purchased intangible assets	—	—	—	352	294	0.1	0.78
Restructuring-related and other charges (b)	21	(125)	—	146	122	0.1	0.32
Medical device regulations (c)	1	—	(33)	34	28	0.1	0.07
Recall-related matters (d)	—	—	—	179	144	0.4	0.38
Regulatory and legal matters (e)	—	(35)	—	35	19	0.5	0.05
Tax matters (f)	—	—	—	—	58	(3.5)	0.15
Adjusted	$7,070	$3,648	$684	$2,738	$2,191	15.5%	$5.77
Adjusted percent net sales	65.7%	33.9%	6.4%	25.5%	20.4%

Nine Months 2018	Gross Profit	Selling, General & Administrative Expenses	Research, Development & Engineering Expenses	Operating Income	Net Earnings	Effective Tax Rate	Diluted EPS
Reported	$6,482	$3,668	$641	$1,839	$1,485	12.6%	$3.90
Reported percent net sales	66.1%	37.4%	6.5%	18.8%	15.1%
Acquisition and integration-related charges (a)
Inventory stepped-up to fair value	—	—	—	—	(4)	0.2	(0.01)
Other acquisition and integration-related	—	(49)	—	49	41	—	0.11
Amortization of purchased intangible assets	—	—	—	324	263	0.5	0.69
Restructuring-related and other charges (b)	9	(115)	—	124	98	0.3	0.26
Medical device regulations (c)	1	—	(5)	5	4	—	0.01
Recall-related matters (d)	—	—	—	10	7	—	0.02
Regulatory and legal matters (e)	—	(121)	—	121	92	0.6	0.24
Tax matters (f)	—	—	—	—	(35)	2.1	(0.09)
Adjusted	$6,492	$3,383	$636	$2,472	$1,951	16.3%	$5.13
Adjusted percent net sales	66.2%	34.5%	6.5%	25.2%	19.9%

(a)	Charges represent certain acquisition and integration-related costs associated with acquisitions.
(b)	Charges represent the costs associated with certain restructuring-related activities associated with workforce reductions and other restructuring-related activities.
(c)
Charges represent the costs specific to updating our quality system, product labeling, asset write-offs and product remanufacturing to comply with the medical device reporting regulations and other requirements of the new medical device regulations in the European Union and China.

(d)	Charges represent changes in our best estimate of the minimum end of the range of probable loss to resolve certain recall-related matters.
(e)	Our best estimate of the minimum of the range of probable loss to resolve certain regulatory or other legal matters and the amount of favorable awards from settlements.
(f)
Benefits and charges represent the accounting impact of certain significant and discrete tax items, including adjustments related to the Tax Cuts and Jobs Act of 2017, and the transfer of certain intellectual properties between tax jurisdictions.